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                                                                                                                     EXHIBIT 4.3


         **SPECIMEN**                                                                                       **SPECIMEN**

NUMBER                                                                                              ***          *** SHARES

                                                                                                SEE REVERSE FOR IMPORTANT NOTICE
                                                                                               ON TRANSFER RESTRICTIONS, CERTAIN
                                                                                               DEFINITIONS AND OTHER INFORMATION

         a Corporation Formed Under the Laws
               of the State of Maryland

                                                 RECKSON ASSOCIATES REALTY CORP.

         THIS CERTIFIES THAT

                                                        ****SPECIMEN****

         IS THE OWNER OF ***           ***
                             ---------

      FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B CONVERTIBLE CUMULATIVE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER
      SHARE, $.01 PAR VALUE PER SHARE, OF

      Reckson Associates Realty Corp. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation
      (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

      Dated:

      Countersigned and Registered:

      _____________________________________                                _________________________________
      Gregg Rechler, Secretary                                             Scott Rechler, President
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                                IMPORTANT NOTICE

      The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series,
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

      This certificate for shares of Series B Convertible Cumulative Preferred Stock is subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no person may Beneficially Own or Constructively Own shares of Series B Preferred Stock such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series B Preferred Stock in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Series B Excess Preferred Stock would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series B Excess Preferred Stock which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO
                  THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
TEN COM - as tenants in common             UNIF GIFT MIN ACT -- _________ Custodian _______
TEN ENT - as tenants by the entireties                           (Cust)             (Minor)
JT TEN  - as joint tenants with            under Uniform Gifts to Minors Act _______
          right of survivorship and                                          (State)
          not as tenants in common
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    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please insert social security or other identifying number of assignee


_______________________________________________________________________________

_______________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

_______________________________________________________________________________

_________________________________________SHARES   OF   SERIES   B   CONVERTIBLE
CUMULATIVE PREFERRED STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

__________________________________________ATTORNEY TO TRANSFER THE SAID
SHARES ON THE BOOKS OF THE CORPORATION WITH THE POWER OF SUBSTITUTION IN THE PREMISES.

Dated __________________________________      ________________________________
                                              NOTICE:  The Signature To This
                                              Assignment Must Correspond With
                                              The Name As Written Upon
                                              The Face Of The Certificate In
                                              Every Particular, Without
                                              Alteration Or Enlargement Or Any
                                              Change Whatsoever.


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